SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ----------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                       BLACKROCK STRATEGIC BOND TRUST

           (Exact Name of Registrant as Specified in its Charter)


           Delaware                                         41-202-44-32
    (State of Incorporation                               (I.R.S. Employer
       or Organization)                                  Identification no.)


      100 Bellevue Parkway,                                     19809
      Wilmington, Delaware                                    (Zip Code)
 (Address of Principal Executive Offices)



If this form relates to the registration of a        If this form relates to the registration of a
class of securities pursuant to Section 12(b)        class of securities pursuant to Section 12(g)
of the Exchange Act and is effective                 of the Exchange Act and is effective
pursuant to General Instruction A.(c), please        pursuant to General Instruction A.(d),
check the following box. |X|                         please check the following box. |_|


         Securities Act registration statement file number to which this form relates: 333-76900


         Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class            Name of Each Exchange on Which
            to be so Registered            Each Class is to be Registered
            --------------------           ------------------------------
            Common Stock                   New York Stock Exchange


         Securities to be registered pursuant to Section 12(g) of the Act:

                                    None




               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-76900 and 811-10635) as filed electronically with the Securities and Exchange Commission (the "Commission") on January 17, 2002 (Accession No. 0000950172-02-000095) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on January 24, 2002 (Accession No. 0000930413-02-000155) which are incorporated by reference.

Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.


                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    BLACKROCK STRATEGIC BOND TRUST


                                    By: /s/ Ralph L. Schlosstein
                                        ----------------------------------
                                    Name:   Ralph L. Schlosstein
                                    Title:  Trustee and President
                                            (Principal Executive Officer)


Date: February 1, 2002